UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 12, 2013

BRIDGE BANCORP, INC.

(Exact name of the registrant as specified in its charter)

New York	001-34096	11-2934195
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2200 Montauk Highway
Bridgehampton, New York	11932
(Address of principal executive offices)	(Zip Code)

(631) 537-1000

(Registrant’s telephone number)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Item 8.01              Other Events

The Board of Directors of Bridge Bancorp, Inc. (the “Company”) has approved an amendment to the Company’s Dividend Reinvestment and Stock Purchase Plan (the “Plan”).  Under the Plan as amended, the price of shares purchased directly from the Company will be based on the average closing price of shares of the Company’s common stock for the trailing ten (10) trading days immediately preceding the applicable investment date, instead of the trailing five (5) trading days immediately preceding the applicable investment date.  As a result of the amendment, paragraph 14 of the Description of the Plan contained in the Plan prospectus supplement dated June 4, 2013 (the “Prospectus Supplement”) to the Plan prospectus dated June 27, 2012 has been amended.  All other paragraphs of the Description of the Plan contained in the Prospectus Supplement remain unchanged.  The Company has filed a revised prospectus relating to the Plan, as amended, with the Securities and Exchange Commission pursuant to rule 424(b)(3) promulgated under the Securities Exchange Act. The revised prospectus constitutes the Plan, as amended, and amends and restates in its entirety the Prospectus Supplement.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bridge Bancorp, Inc.
(Registrant)

/s/ Howard H. Nolan
Howard H. Nolan
Senior Executive Vice President, Chief Administrative & Financial Officer and Corporate Secretary

Dated:  September 13, 2013

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